EXHIBIT 99.1


           $TDCH, 30DC ANNOUNCES SALE OF IMMEDIATE EDGE BUSINESS UNIT


     o    TOTAL ISSUED AND OUTSTANDING SHARES REDUCED BY 12%
     o DIVESTITURE FURTHER ENHANCES 30DC FOCUS ON ITS MOBILE AND ECOMMERCE PLATFORMS

New York, NY, March 11, 2014, 30DC, Inc. (OTCQB: TDCH), a provider of web-based tools for the monetization of digital content, today announced that it has completed the sale of its Immediate Edge business unit to Raine Ventures, LLC ("Raine") in exchange for 10,560,000 shares of 30DC. In addition, Dan Raine the owner of Raine, who had been 30DC vice-president of business development will no longer be an officer of the Company. The transaction was completed on March 5, 2014, the parties agreed it would be effective February 28, 2014.

Terms of the transaction included, Raine, previously a greater than 10% shareholder, returning10,560,000 shares of 30DC common stock to the Company to be cancelled and returned to treasury. After returning its shares,, Raine is no longer a shareholder in the Company. 30DC's total issued and outstanding common shares wase reduced from 87,413,464 shares to76,853,464 shares post transaction.

"The divestiture of Immediate Edge allows us to place greater focus on our MagCast and Market ProMax Platforms. The Company sees future growth coming in the digital marketing, mobile and e-commerce space which these products address," said Ed Dale, CEO.

The Company will recognize no gain or loss as a result of the transactions. In the fiscal year ending June 30, 2013, Immediate Edge contributed total revenue of approximately $505,000 and operating profit of approximately $77,000 before allocation of corporate overhead. For the six month period ended December 31, 2013, Immediate Edge contributed total revenue of approximately $194,000 and operating loss of approximately $27,000 before allocation of corporate overhead. The company expects the divested business will be treated as discontinued operations in future financial reports.

Acquired in July of 2009, Immediate Edge has operated as a business division of the Company since the acquisition, provides a subscription-based Internet education program offering high-end internet marketing instruction and strategies for online commerce practitioners. Such education includes advice on selling digital products and services, how to run membership sites, affiliate management systems, rewards programs and search engine optimization among other services. Immediate also generates revenue from standalone products and affiliate marketing of targeted third-party products to its customer base.

About 30DC, Inc.

30DC provides  web-based  tools for the  monetization  of digital  content.  For
addition   information  on  30DC,   please  download  a  corporate  fact  sheet:
http://30dcinc.com/investors/news.

To download 30DC Investor Relations Magazine:
https://itunes.apple.com/us/app/30dc-investor-relations-magazine/
id737655178?mt=8

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional: Greg Laborde, 30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com